Cautionary statements This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business and performance, the economy and other future conditions, and forecasts of future events, circumstances and results. However, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies and other factors. Generally, forward-looking statements are not based on historical facts but instead represent our management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, plan, estimate, may increase, may fluctuate, and similar expressions or future or conditional verbs such as will, should, would and could. Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation those found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Any forward-looking statements made by or on behalf of us speak only as to the date they are made, and we do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required under United States securities laws. 1

Wells Fargo Branch Acquisition Transaction Overview • Flagstar acquired 52 branches located in Indiana, Michigan, Wisconsin and Ohio from Wells Fargo - $1.8 billion(1) of deposits at an average cost of 0.07%(1) Transaction - 67% of deposits are located in IN (33 branches); 21 branches in Fort Wayne, IN (leading market share) (2) summary - 26% are located in the Upper Peninsula of MI (14 branches); #1 market share (2) - 7% are located in WI (4 branches) and OH (1 branch) - $109 million of loans(1) • Effective deposit premium of 7 percent based on balances at closing Financial • Expected to be accretive to earnings per share in 2019 consideration • Tangible book value payback period of approximately 6.1 years based on the crossover method • Additional one-time integration costs of approximately $10 million – $12 million during fourth quarter 2018 • Conducted comprehensive due diligence Other • Intend to keep all branches and retain all employees considerations • Target a 13 – 14 percent total risk based capital ratio at close. Any capital needed is expected to be met through a combination of earnings retention and balance sheet management (1) As of December 1, 2018 (2) Source: FDIC Summary of Deposits as of June 30, 2018; acquired branch data as of September 30, 2018; Fort Wayne, IN market area includes Fort Wayne, IN Fed District; Upper Peninsula of MI market area includes the counties of Delta, Dickinson, Gogebic, Houghton, Iron, Marquette, and Menominee, MI. 2

Wells Fargo Branch Acquisition

Strategic Rationale

Builds Midwest footprint	• Improves ability to increase presence in well-known Midwest market - Leading market share in Fort Wayne, IN; #1 market share in Upper Peninsula of MI markets(1) • Adds approximately 170,000 new customers/relationships; nearly doubles customer base • Wells Fargo branch acquisition together with the recently completed DCB branch acquisition significantly expands branch network in short time
Enhances franchise value	• Transformational banking transaction • Moves funding from wholesale borrowings to core deposits, reducing rate sensitivity of funding base - Interest-bearing demand deposits increase to 11 percent of total deposits - Total funding cost drops 20 basis points(2)
Transforms funding source	• Transaction provides low-cost, stable funding • At closing, liquidity will be used to repay FHLB advances - Wholesale funding ratio falls 10 percentage points to 22 percent(3) - HFI loan-to-deposit ratio declines 12 percentage points to 66 percent(4) • Longer-term, larger branch network expands access to core deposits and other business opportunities

(1) Source: FDIC Summary of Deposits as of June 30, 2018; acquired branch data as of September 30, 2018; Fort Wayne, IN market area includes Fort Wayne, IN Fed District; Upper Peninsula of MI market area includes the counties of Delta, Dickinson, Gogebic, Houghton, Iron, Marquette, and Menominee, MI.

(2) Pro-forma as of September 30, 2018 for Flagstar, December 1, 2018 for Wells Fargo. Total funding cost is interest expense on interest-bearing liabilities divided by average funding liabilities (interest-bearing liabilities plus noninterest-bearing deposits).

(3) Pro-forma as of September 30, 2018 for Flagstar, December 1, 2018 for Wells Fargo. Wholesale funding ratio is average wholesale funding (wholesale deposits plus FHLB advances) divided by average funding liabilities.

(4) Pro-forma as of September 30, 2018 for Flagstar, December 1, 2018 for Wells Fargo. HFI loan-to-deposit ratio is average HFI loans (excluding warehouse loans) divided by total average deposits (excluding custodial deposits).

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Flagstar Bancorp

Wells Fargo Branch Acquisition Improved Deposit Mix Pro forma total deposits ($mm) Interest-bearing demand Interest-bearing 9% demand 11% Interest- bearing Savings / Savings / demand MMDA Savings / MMDA 24% 37% Noninterest- 36% MMDA bearing 48% Noninterest- 28% Noninterest- bearing bearing 28% 22% Certificates of Certificates deposit of deposit 24% 27% Certificates of deposit 6% (1) Wells Fargo(2) Pro forma $Flagstar bps $ bps $ bps (3) Noninterest-bearing 3,268 0.00% 394 0.00% $3,662 0.00% Interest-bearing demand 1,010 1.33% 418 0.02% 1,428 0.95% Savings / MMDA 4,044 0.96% 840 0.06% 4,884 0.81% Certificates of deposit (4) 3,013 1.79% 110 0.59% 3,123 1.75% Total deposits $11,336 0.94% $1,762 0.07% $13,098 0.82% (1) Average balances for the quarter ended September 30, 2018. (2) As of December 1, 2018. (3) Includes noninterest-bearing custodial deposits from mortgage servicing business. (4) Includes wholesale deposits. 4